UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2002

PremierWest Bancorp
 (Exact Name of Registrant as specified in its charter)
Oregon (State or other jurisdiction of incorporation)	333 - 96209 (Commission File Number)	93-1282171 (IRS Employer Identification No.
503 Airport Road, Medford, Oregon Address of Principal Executive Office	97504 Zip Code

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Item 7. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits.

The following exhibits are filed herewith and this constitutes the exhibit index:

Exhibit
99	Press Release dated April 23, 2002

Item 9. Regulation FD Disclosure

          On April 23, 2002, PremierWest Bancorp issued a press release, including certain forward looking statements, announcing that the Board of Directors of PremierWest Bancorp declared a 5% common stock dividend for shareholders of record June 1, 2002, payable June 21, 2002. All of the information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERWEST BANCORP
(Registrant)

By:	/s/ Bruce R. McKee Bruce R. McKee, Chief Accounting Officer	Date: April 30, 2002

Exhibit 99

PRESS RELEASE

(For Immediate Release)

April 23, 2002

PREMIERWEST BANCORP DECLARES 5% STOCK DIVIDEND

MEDFORD, OR - PremierWest Bancorp (PRWT) reported that its Board of Directors declared a 5% stock dividend payable on June 21, 2002 to shareholders of record June 1, 2002. John Anhorn, President & Chief Executive Officer stated, "We are pleased with the Board of Directors action which follows a similar dividend last year." During 2001, the Company paid a 5% stock dividend to shareholders following the acquisition of Timberline Bancshares, which established its California presence. Anhorn continued, "With our improved performance during the first quarter of 2002, the Board felt a stock dividend would provide shareholders with a return on their investment while preserving capital for future growth."

PremierWest Bancorp, a bank holding company with $489 million in assets, is the parent company of PremierWest Bank headquartered in Medford, Oregon. The Bank operates 24 branches in southern Oregon and northern California along the I-5 corridor.

Contact:

PremierWest Bancorp

John Anhorn President & Chief Executive Officer (541) 618-6000 JohnA@PremierWestBank.com	Richard Hieb Executive Vice President & Chief Operating Officer (541) 618-6002 RichH@PremierWestBank.com

Tom Anderson
Senior Vice President
& Chief Financial Officer
(541) 282-5190
Tom.Anderson@PremierWestBank.com